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                                                                      EXHIBIT 11

                   COMPUTATION OF NET INCOME PER COMMON SHARE

                    (Amounts in Thousands except Share Date)




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                                                        For the 27
                                                       Weeks Ended                  For the 52 Weeks Ended
                                                       -----------      ---------------------------------------------
                                                       January 3,        June 28,             June 29,        July 1,
                                                          1998             1997                1996             1995
                                                       -----------      ---------------------------------------------
Computation of net income
Basic:
  Income before cumulative effect of changes
    in accounting principles                            $  33,448       $  62,324          $  30,768        $  42,301
  Cumulative effect of changes in accounting
    principles, net of tax                                 (9,888)
                                                        ---------       ---------          ---------        ---------
  Net income for basic earnings per common share        $  23,560       $  62,324          $  30,768        $  42,301
                                                        =========       =========          =========        ==========

Diluted:
  Income before cumulative effect of changes
    in accounting principles                            $  33,448       $  62,324          $  30,768        $  42,301
  Cumulative effect of changes in accounting
    principles, net of tax                                 (9,888)
                                                        ---------       ---------          ---------        ---------
  Net income for diluted earnings per common share      $  23,560       $  62,324          $  30,768        $  42,301
                                                        =========       =========          =========        ==========

Number of shares used in calculation of per
  common share data:
Weighted average number of common shares
  outstanding during the year used for basic
  earnings per share                                       88,368          88,000             86,933           86,229
Shares issuable upon exercise of employee
  stock options based on average market price                 405             401                278              209
                                                        ---------       ---------          ---------        ---------
Weighted average number of shares used for
  diluted earnings per common share                        88,773          88,401             87,211           86,438
                                                        =========       =========          =========        =========


Net income per common share:
Basic:
  Income before cumulative effect of changes
    in accounting principles                            $     .38       $     .71          $     .35        $     .49
  Cumulative effect of changes in accounting
    principles, net of tax                                   (.11)
                                                        ---------       ---------          ---------        ---------
  Net income per common share                           $     .27       $     .71          $     .35        $     .49
                                                        =========       =========          =========        =========
Diluted:
  Income before cumulative effect of changes
    in accounting principles                            $     .38       $     .71          $     .35        $     .49
  Cumulative effect of changes in accounting
    principles, net of tax                                   (.11)
                                                        ---------       ---------          ---------        ---------
  Net income per common share                           $     .27       $     .71          $     .35        $     .49
                                                        =========       =========          =========        =========
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